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                                                                   EXHIBIT 99.1

[THE SHAW GROUP INC. LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

                                             CONTACT:  Laurie LaChiusa
                                                       Vice President,
                                                       Investor Relations &
                                                       Corporate Communications
                                                       225.932.2500


                    THE SHAW GROUP INC. ANNOUNCES PRICING OF

                     20 MILLION SHARE COMMON STOCK OFFERING


    COMPANY TO USE NET PROCEEDS TO RETIRE A PORTION OF ITS OUTSTANDING LYONS

     Baton Rouge, Louisiana, October 24, 2003 - The Shaw Group Inc. (NYSE: SGR) today announced that it priced a public offering of 20 million shares of its common stock at a public offering price of $10 per share, or $200 million aggregate price to the public. The Company intends to use the net proceeds of the offering to fund a portion of a tender offer, which Shaw commenced on October 20, for its outstanding Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior) (LYONs). The transaction is scheduled to close on October 29, 2003. The underwriters were granted an option to purchase 3,000,000 additional shares to cover over-allotments.

     Credit Suisse First Boston LLC and Merrill Lynch & Co. served as joint book-running managers for the offering. A prospectus supplement relating to the offering may be obtained from the offices of Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010 and Merrill Lynch & Co., Prospectus Department, Four World Financial Center, New York, NY 10080.

     The common stock will be sold pursuant to the Company's universal shelf registration statement. This news release does not constitute an offer to sell or the solicitation of an offer to buy the common stock described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to

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registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.

     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and homeland defense markets. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

     The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.